Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
TE Bio LLC

We have audited the accompanying balance sheet of TE Bio LLC (a limited liability company) (a development stage company) (the "Company") as of June 3, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of TE Bio LLC as of June 3, 2004, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 24, 2004

                                                                      TE BIO LLC
                                                   (A LIMITED LIABILITY COMPANY)
                                                   (A DEVELOPMENT STAGE COMPANY)


BALANCE SHEET

June 3, 2004

Members' Equity:
  Members' equity, authorized 20,000 units, issued
     and outstanding 10,000                                           $ 900,000
  Equity subscription receivable                                       (900,000)

--------------------------------------------------------------------------------
Total Members' Equity                                                 $  - 0 -
================================================================================
                                                      See Notes to Balance Sheet

                                                                      TE BIO LLC
                                                   (A LIMITED LIABILITY COMPANY)
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO BALANCE SHEET

Principal Business Activity and Summary of Significant Accounting Policies
--------------------------------------------------------------------------

TE Bio LLC (the "Company"), a New York limited liability company that was formed on June 3, 2004, is in the process of developing an implantable power system with the potential to increase service life of pacemakers and other implanted medical devices, compared to existing technologies. The Company is working with technology based on patented innovation developed by Biomed Solutions, LLC ("Biomed"), a 46.5% member of the Company, in the utilization of thermoelectric materials, using nanoscale-based thin film materials to convert thermal energy produced naturally by the human body into electrical energy.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

No provision for income taxes has been reflected in the accompanying financial statement since, according to the Internal Revenue Code, a limited liability company is not responsible for payment of income taxes; all income, gains, losses and credits retain their character and pass through directly to the individual members.

On June 3, 2004 the Company executed an agreement with Biophan Technologies, Inc. ("Biophan") for the acquisition of a 51% ownership interest in the Company. The agreement provides for the investment in the Company of $300,000 per year for three years from Biophan for a total investment of $900,000. In the event that Biophan fails to pay the Company during the respective payment period or makes only partial payments, then Biophan will be required to return a portion of the initial units to the Company, as defined. In addition, Biophan will provide certain administrative, marketing, and research and development services to the Company.

Members' Equity
---------------

Members' equity consists of a 51% interest from Biophan, a 46.5% interest from Biomed, an affiliate of Biophan through common management, and a 2.5% interest from an employee of Biophan.